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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated September 12, 1996, except as to the 3-for-2 stock split discussed in Note 8 which is as of October 30, 1996, relating to the consolidated financial statements of SeaChange International, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the period July 9, 1993 (inception) through June 30, 1996 listed under
Item 16(b) of this Registration Statement when such schedule is read in conjunction with the consolidated financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

Price Waterhouse LLP

Boston, Massachusetts

October 31, 1996